UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2010

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

(a) Inspire Pharmaceuticals, Inc. held its annual meeting of stockholders on June 3, 2010.

(b) Proxies for the annual meeting were solicited pursuant to Regulation 14A of the Exchange Act; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees were elected. The final results of the voting for three Class A Directors for a term of three years are set forth below:

Proposal No. 1 – Approved

	Votes For	Withheld	Broker non-votes
George B. Abercrombie	62,244,372	3,079,052	6,477,141
Adrian Adams	64,405,437	917,987	6,477,141
Richard S. Kent, M.D.	48,789,978	16,533,446	6,477,141

Described below are the other matters voted upon at the annual meeting and the final number of affirmative votes, negative votes, abstentions and broker non-votes.

Proposal No. 2 – Approved

Ratification of the appointment of Pricewaterhouse Coopers LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker non-votes
69,383,293	2,409,021	8,251	0

Proposal No. 3 – Approved

Ratification of the Amended and Restated 2010 Equity Compensation Plan.

Votes For	Votes Against	Abstentions	Broker non-votes
60,152,917	5,163,762	9,745	6,474,141

Proposal No. 4 – Approved

Ratification of the company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total authorized shares of common stock, par value $0.001 per share, of the Company from 100,000,000 to 200,000,000.

Votes For	Votes Against	Abstentions	Broker non-votes
61,681,227	10,110,280	9,058	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Amended and Restated 2010 Equity Compensation Plan

99.2	Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi,
Senior Vice President, General Counsel and Secretary

Dated: June 8, 2010